Exhibit 21.1

List of Subsidiaries of

ACRES Commercial Realty Corp.

Subsidiaries	State of Incorporation
2501-2901 Renaissance JV, LLC	Delaware
2501 Renaissance, LLC	Delaware
2901 Renaissance Holdings 1 LLC	Delaware
2901 Renaissance Holdings 2 LLC	Delaware
2901 Renaissance, LLC	Delaware
333 West College Ave., LLC	Delaware
65 E. Wacker Holdings, LLC	Delaware
ACRES 2100 Holdings, LLC	Delaware
ACRES Commercial Realty 2021-FL1 Holder, LLC	Delaware
ACRES Commercial Realty 2021-FL1 Issuer, Ltd.	Cayman Islands
ACRES Commercial Realty 2021-FL1 Co-Issuer, LLC	Delaware
ACRES Commercial Realty 2021-FL2 Holder, LLC	Delaware
ACRES Commercial Realty 2021-FL2 Issuer, Ltd.	Cayman Islands
ACRES Commercial Realty 2021-FL2 Co-Issuer, LLC	Delaware
ACRES FSU, LLC	Delaware
ACRES Real Estate TRS 9 LLC	Delaware
ACRES Real Estate SPE 10, LLC	Delaware
ACRES Realty Funding, Inc. (F/K/A RCC Real Estate, Inc.)	Delaware
ACRES Renaissance Holdings, LLC	Delaware
Apidos CDO I, Ltd. (“TRS”)	Cayman Islands
Apidos CDO III, Ltd. (“TRS”)	Cayman Islands
Apidos Cinco CDO, Ltd (“TRS”)	Cayman Islands
Appleton Hotel Holdings, LLC	Delaware
Appleton Hotel Leasing, LLC (“TRS”)	Delaware
Exantas Capital Corp. 2020-RSO8, Ltd.	Cayman Islands
Exantas Capital Corp. 2020-RSO8, LLC	Delaware
Exantas Capital Corp. 2020-RSO9, Ltd.	Cayman Islands
Exantas Capital Corp. 2020-RSO9, LLC	Delaware
Exantas Phili Holdings, LLC (F/K/A Exantas HGI Holdings, LLC)	Delaware
Exantas Real Estate Funding 2020-RSO8 Investor, LLC	Delaware
Exantas Real Estate Funding 2020-RSO9 Investor, LLC	Delaware
Exantas Real Estate TRS, Inc.	Delaware
Innovation 2100 LLC	Delaware
Innovation 2100 Senior LLC	Delaware
Life Care Funding, LLC	New York
Plymouth Meeting Holdings, LLC	Delaware
Primary Capital Mortgage, LLC (F/K/A Primary Capital Advisors, LLC)	Georgia
RCC Commercial, Inc.	Delaware
RCC Commercial II, Inc.	Delaware
RCC Commercial III, Inc.	Delaware
RCC Prospect Holdings, LLC	Delaware
RCC Real Estate Acquisitions SPE, LLC	Delaware
RCC Real Estate SPE 7, LLC	Delaware
RCC Real Estate SPE 8, LLC	Delaware
RCC Real Estate SPE Holdings LLC	Delaware
RCC Real Estate SPE 9 LLC	Delaware
RCC TRS, LLC	Delaware
RCC Trust II	Delaware
Resource Capital Trust I	Delaware
Resource TRS III, LLC	Delaware
Resource TRS LLC	Delaware
RSO EquityCo, LLC	Delaware

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